CalvettiFerguson
Advising beyond Accounting

1201 Louisiana, Ste 800
Houston, TX 77002
Office: 713.957.2300
Fax: 713.895.9393
www.calvettiferguson.com

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form S-1 of Torchlight Energy Resources, Inc. of our report dated March 31, 2014, relating to our audits of the financial statements, appearing in the Company's Annual Report on Form 10-K of Torchlight Energy Resources, Inc. for the year ended December 31, 2013.

We also consent to the reference to our firm under the caption "Experts" in the Prospectus, which is part of this Registration Statement.

/s/ Calvetti Ferguson

Houston, Texas

April 21, 2014